                                                                  Exhibit 10.8

                                                                  Execution Copy



                              EMPLOYMENT AGREEMENT



     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered as of the 5th day of January, 1998, by and among U.S. Timberlands Services Company, L.L.C., a Delaware limited liability company (the "Company"), and John C. McDowell ("Executive").

Recitals:
--------

     A. The Company desires to employ Executive as its Vice President--Finance and Controller, and Executive desires to accept such employment, on the terms and conditions set forth in this Agreement.

     B. The Company serves as both the general partner of U.S. Timberlands Company, L.P., a Delaware limited partnership ("UST"), and the managing member of U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company ("USTK," and together with UST and any subsidiary entities of USTK and UST, the "UST Group").

Agreements:
----------

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties agree as follows:

Section  1.    Employment.

     The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and conditions set forth in this Agreement.

Section  2.    Term.

     Subject to the provisions of Section 6, Executive's employment by the Company under this Agreement shall be for a term (the "Term") commencing on January 5, 1998 and expiring on December 31, 2002.

Section  3.    Executive's Duties.

     3.1 Duties. Executive shall hold the position of the Company's Vice President--Finance and Controller. Subject to the control of the board of directors or other governing body of the Company (the "Board") and the Chairman, and any limitations set forth in the operating agreement of the Company (the "Company Agreement") and in the agreements of limited partnership, operating agreements or charter and bylaws of the entities within the UST Group, Executive shall, in general, assist the President and Chief Financial Officer of the Company in the supervision and control of all the day-to-day financial and accounting affairs of the Company and the UST Group.

     3.2 Performance of Duties. Executive shall perform Executive's duties and responsibilities during the Company's normal business hours and at all other times reasonably necessary to comply with the terms and conditions of this Agreement. Executive shall devote the time and attention required to the performance of Executive's duties and responsibilities for and on behalf of the Company on the terms set forth in this Section 3.2. In addition, Executive may from time to time serve as a consultant to and/or as a member of the board of directors of other entities, provided that the Board in good faith determines that such activities do not unreasonably interfere with the business of the Company and the UST Group and the performance of Executive's duties hereunder. The parties acknowledge that Executive currently serves as a board member or advisory member of various civic and charitable organizations and may continue to participate in these activities, subject to the limitations set forth in the first two sentences of this Section 3.2; provided, however, that such continued participation shall in no event be deemed a violation of the limitations of the first two sentences of this Section 3.2 unless and until Executive shall have been notified in writing thereof and afforded a reasonable opportunity to cure the violation.

     3.3 Principal Place of Employment. Executive's principal place of employment shall be at the Company's principal executive offices from time to time. The Company shall provide Executive, at such location, with a private office, secretarial services and such other facilities and support services as are appropriate to the positions of Vice President--Finance and Controller and necessary or appropriate in the performance of Executive's assigned duties.

Section  4.    Compensation and Other Benefits.

     Executive shall be entitled to receive from the Company the following compensation and benefits for the services to be rendered by Executive hereunder:

     4.1 Salary and Bonuses. During the Term, the Company shall pay Executive an annual base salary of $145,000, payable in equal installments during the year in accordance with the Company's customary practices for senior executives ("Base Salary"). The amount of Executive's Base Salary may be increased from time to time by the Board, and, once increased, such higher amount shall become the Base Salary for all purposes of this Agreement and may not thereafter be reduced. The Company shall also pay to Executive, to the extent earned, an annual cash bonus, not to exceed 100% of Base Salary, which shall be based on the performance of Executive and the UST Group's business as determined annually by the Compensation Committee of the Board in its discretion; provided that for each of 1998 and 1999 such cash bonus shall be a minimum of 50% of Base Salary. The Company shall have the right to deduct and withhold from Executive's compensation all taxes and charges that are currently or that hereafter may be required by law to be so deducted and withheld.

     The Company shall establish a program whereby Executive may, at his option, defer receipt of any or all of the Base Salary and bonuses otherwise payable to him under this Agreement. Any amounts so deferred shall be placed in a "rabbi" trust, with a bank or other financial institution reasonably satisfactory to Executive as trustee providing the maximum security to Executive without causing the constructive receipt of income for federal income tax purposes (the "Deferred Compensation Trust") and distributed, together with interest or other earnings thereon, according to a payment schedule to be designated by Executive. Terms of the Deferred Compensation Trust shall be reasonably satisfactory to the Executive and provide maximum flexibility under applicable Internal Revenue Service regulations. The Company shall bear the costs of administering the Deferred Compensation Trust.

     4.2 Long Term Incentive Plan. Executive shall be entitled to participate in the Long Term Incentive Plan ("LTIP") adopted by the Company on the terms and conditions set forth therein. Concurrently with the effectiveness of this Agreement, Executive will be granted Unit Options (as defined in the LTIP) pursuant to the LTIP in an amount equal to 4.0% of the number of Unit Options initially available to be granted under the LTIP and substantially in the form of the grant agreement attached hereto as Attachment A.

     4.3 Participation in Benefit Plans. During the Term, Executive shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established that are generally applicable to other senior executives of the Company, including, without limitation, all life, group insurance, and medical and dental care plans and all disability, retirement, 401(k) and other employee benefit plans of the Company, as long as any such plan or arrangement remains generally applicable to other senior executives of the Company. Executive shall also be entitled to the same vacation benefits as are generally available to senior executives of the Company, provided in any case that Executive shall have a minimum of four weeks' vacation per year.

     4.4 Reimbursement of Expenses. The Company shall reimburse Executive for reasonable expenses incurred by Executive in the performance of Executive's duties hereunder in accordance with the policy of the Company for reimbursement of expenses as adopted by the Board from time to time and generally applicable to all senior executives of the Company. Executive shall furnish the Company with the supporting documentation required under the Company's policy in connection with the reimbursement of such expenses.

Section  5.    [Intentionally Omitted].

Section  6.    Termination.

     6.1 Termination by the Company Without Cause. The Company may terminate Executive's employment other than for Cause or Executive becoming Disabled (as such terms are defined below) at any time during the Term if the Board determines, in its sole discretion, that the continued employment of Executive is not in the continued interests of the Company. In the event the Company terminates Executive's employment pursuant to this Section 6.1, then Executive shall be paid on termination (i) any unpaid Base Salary earned hereunder prior to the termination date, (ii) all unused vacation time accrued by Executive as of the termination date in accordance with the Company's vacation policy for senior executives, (iii) all unpaid amounts of compensation in which Executive is vested as of the termination date under any and all incentive compensation plans or programs of the Company, (iv) any expenses in respect of which Executive has requested, and is entitled to, reimbursement in accordance with
Section 4.6, (v) a prorated bonus for the year of such termination calculated based on the bonus being equal to 100% of Base Salary, and (vi) an amount equal to the amount of Base Salary that Executive would receive if Executive's employment had continued without change through the remainder of the Term or for 12 months, whichever is less (items (i) through (iv) above being the "Earned Amounts").

     6.2 Termination by the Company for Cause. The Company may terminate this Agreement at any time, in the discretion of the Board, in the event of (i) any conviction of Executive for a felony, (ii any material breach by Executive of a material written agreement between Executive and the Company or the UST Group, including this Agreement, (ii any breach caused by Executive of the limited partnership agreement or operating agreement of any member of the UST Group, or the charter or bylaws of any corporation within the UST Group, provided that Executive had prior written notice of such agreement or other document and any amendment thereto (including a copy of the full text thereof) and provided that such breach has a material adverse effect on the Company, (iv any willful conduct by Executive materially injurious to the Company or the UST Group or their respective businesses, (v) any willful failure by Executive to comply with any material policies, procedures, or directives of the Board, provided that, Executive shall first be given notice from the Board of such failure and such failure shall not have been cured within ten days after such notice or, if such failure is not capable of being cured within ten days, Executive shall not have commenced and be diligently pursuing in good faith efforts to cure such default, or (vi any fraud, misappropriation of funds, embezzlement, or other similar acts of misconduct by Executive with respect to the Company or the UST Group. In the event the Company terminates Executive's employment pursuant to this Section 6.2 for Cause, then Executive shall be paid on termination the Earned Amounts. For purposes of this Agreement, no act or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, in bad faith or without the reasonable belief that the act or failure to act was in the best interests of the Company or the UST Group. Any act or failure to act on the basis of authority given by resolution duly adopted by the Board or on the basis of advice given by legal counsel for the Company shall be conclusively presumed to have been done, or omitted to be done, in good faith and in the best interests of the Company or the UST Group. No termination of Executive's employment shall be for Cause unless such termination shall have been authorized in advance by a resolution adopted by the Board and delivered to Executive, following a meeting of the Board at which Executive (together with his counsel) shall have been afforded a reasonable opportunity to refute the purported grounds for termination for Cause.

     6.3 Termination Upon Death or Disability of Executive. This Agreement shall terminate upon the death of Executive, or upon Executive becoming Disabled (as defined below). In the event of a termination of this Agreement pursuant to this
Section 6.3, Executive (or Executive's estate, if applicable) shall be paid on termination the Earned Amounts. For purposes of this Agreement, "Disabled" shall mean that Executive shall have qualified for and be receiving benefits under the Company's long-term disability insurance plan or, if there is no such plan, that Executive shall have qualified for and be receiving disability benefits under the federal Social Security Act.

     6.4 Voluntary Resignation for Good Reason. Executive may resign Executive's employment with the Company at any time and, if such resignation is for "Good Reason", Executive shall be entitled to the same payments and benefits that Executive would receive under Section 6.1 (i)-(vi) if Executive's employment were being terminated by the Company other than for Cause or Executive becoming Disabled. "Good Reason" shall mean any one or more of the following:

(i) failure of the Company to appoint or re-appoint Executive to the offices of Vice President--Finance and Controller or to more senior offices; (ii failure of the Company, by act, omission, amendment to the instruments governing its organization and operation or otherwise, to vest in Executive the position, duties and responsibilities contemplated by this Agreement; (ii failure by the Company to pay when due any portion of the compensation payable to Executive hereunder; (iv any material breach by the Company of any material provision of this Agreement; or (v) on or following a Change of Control (as such term is defined in the Company's LTIP as the same may be amended from time to time), either Executive is assigned any duties or responsibilities materially inconsistent with, or diminished from, Executive's duties and responsibilities with the Company and the UST Group immediately prior to the Change of Control, or, Executive's status, duties, responsibilities, titles or offices with the Company and the UST Group are materially diminished from those in effect immediately prior to the Change of Control, as determined in the good faith opinion of Executive; provided, however, Good Reason shall exist with respect to a matter described above that is capable of being corrected by the Company only if such matter is not corrected by the Company within a reasonable period following its receipt of written notice of such matter from Executive, and in no event shall a termination by Executive occurring more than 60 days following any such written notice be for Good Reason.

Section  7.    Covenant Not to Compete; Confidentiality.

     7.1 Noncompetition. Unless granted written permission by the Board and subject to any further restrictions contained in the agreements of limited partnership within the UST Group, while employed by the Company and for a period of 12 months after the termination of such employment, Executive covenants that Executive shall not (i) own (as a proprietor, partner, or stockholder of greater than 4.9 percent of outstanding equity securities, interests or otherwise) an interest in, or (ii) participate (as an officer, director, or in any other capacity) in the management, operation, or control of, or (iii) perform services as or act in the capacity of any employee, independent contractor, consultant, or agent of any enterprise which engages in one or more of the following activities in a state in which the Company or the UST Group is then conducting business and in which the Company or the UST Group commenced conducting business prior to the commencement of such activities therein by Executive:

          (a) acquisition, exchange, operation or sale of timber-producing real property or rights to harvest timber, a principal purpose of which is producing logs or other forest products;

          (b) harvesting of timber other than harvesting which is incidental to the ownership or operation of real property not owned or operated for a principal purpose of producing logs or other forest products;

          (c) sale, exchange or purchase of logs other than sales, exchanges or purchases which are incidental to the ownership or operation of real property not owned or operated for a principal purpose of producing logs or other forest products;

          (d) acquisition or sale of any facilities used to convert logs into lumber, plywood or other wood products;

          (e) conversion of logs into lumber, plywood or other wood products;

          (f) marketing and sale of lumber, plywood or other wood products;

          (g) import or export of logs, lumber, plywood or other wood products to or from the United States;

          (h) manufacture, marketing or sale of manufactured, engineered, or substitute wood products to the extent such products compete with products produced by the Company or any member of the UST Group; or

          (i) any and all other activities relating to the United States forest products industry to the extent such activities compete with activities of the Company or any member of the UST Group;

The noncompetition restrictions set forth in this Section 7.1 shall not apply in the event of a termination of this Agreement pursuant to Section 6.1 or 6.4 nor, in the event of Executive's termination due to Executive becoming Disabled in accordance with Section 6.3, shall they apply following Executive ceasing to be Disabled unless the Company offers to re-employ Executive on terms and conditions at least as favorable as those set forth in this Agreement.

     7.2 Confidentiality. Executive acknowledges that in the course of Executive's employment by the Company, Executive will be furnished and have access to certain information concerning the business, financial condition, operations, assets and liabilities of the Company and the UST Group that is confidential or proprietary in nature. All such information (irrespective of the form of communication) is hereinafter collectively referred to as the "Information." Until the date of termination of Executive's employment hereunder, and for a period of 18 months thereafter, Executive agrees to keep the Information confidential and agrees that Executive will use the Information solely for the purpose of performing Executive's duties hereunder or as otherwise authorized by the Company. This Agreement shall be inoperative as to such portions of the Information which (a) are or become generally available to the public other than as a result of a disclosure by Executive in violation of this Agreement, (b) become available to Executive on a non-confidential basis from a source other than the Company or the UST Group that is not bound by an obligation of confidentiality to such entity or entities, or (c) are required to be disclosed by an order or decree of a court or other tribunal of competent jurisdiction, provided the Company is given prompt notice of, and the opportunity to contest disclosure under, such order or decree. Upon termination of this Agreement, Executive will return the Information furnished by the Company or the UST Group and any documents that contain, reflect, or are based upon, in whole or in part, the Information.

     7.3 Equitable Relief. Executive acknowledges and agrees that it would be difficult to measure damage to the Company or the UST Group from any breach by Executive of Section 7.1 or 7.2 and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Executive agrees that if Executive shall breach Section 7.1 or 7.2, the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate orders or equitable relief to restrain any such breach, without showing or proving any actual damage sustained by the Company or the UST Group. Executive further agrees to waive any requirement for the securing or posting of any bond in connection with such remedies.

     7.4 Executive's Acknowledgment. Executive hereby expressly acknowledges and agrees that (i) the restrictions and obligations set forth in and imposed by this Section 7 will not prevent Executive from obtaining gainful employment in Executive's field of expertise or cause Executive undue hardship, and (ii) in view and consideration of the substantial benefits Executive will receive from the Company pursuant to this Agreement and the Company Agreement, the restrictions and obligations imposed on Executive under this Section 7 are reasonable and necessary to protect the legitimate business interests of the Company and its members and the UST Group.

Section  8.    Indemnification.

          (a) During the Term and for a period of six years thereafter, the Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to Executive pursuant to this Section 8 shall be of a scope and on terms and conditions at least as favorable as the coverage (if any) provided to any other officer or director of the Company.

          (b) To the maximum extent permitted under applicable law, during the Term and for a period of six years thereafter, the Company shall indemnify Executive against and hold Executive harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or affiliate thereof.

Section  9.    Representations and Warranties.

     9.1 By Executive. Executive represents and warrants to the Company that (i) Executive is under no contractual or other restriction or obligation which would prevent the performance of Executive's duties hereunder or interfere with the rights of the Company hereunder and (ii) this Agreement has been duly executed and delivered by Executive, is the legal, valid and binding obligation of Executive, and is enforceable against Executive in accordance with its terms, except that no representation or warranty is made with respect to the provisions of Section 7.

     9.2 By the Company. The Company represents and warrants to Executive that
(i) it has all requisite limited liability company power and authority to execute, deliver and perform this Agreement, (ii) all necessary proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement, and (iii) this Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

Section  10.   Life Insurance.

     If requested by the Company, Executive shall submit to such physical examinations by a physician and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company to obtain life insurance on the life of Executive for the benefit of the Company, but in no event shall Executive's failure to qualify for such coverage, as a result of the outcome of the medical examination or otherwise, be grounds for a termination of Executive's employment.


Section  11.   Notices.

     Any notice given pursuant to this Agreement shall be in writing and shall be deemed given on the earlier of the date (i) the notice is personally delivered to the party to be notified, (ii) that is three days after the notice is mailed, postage prepaid, certified with return receipt requested, addressed as follows, or at such other address as a party may from time to time designate by notice to the other party, (iii) the notice is delivered at the party's address via courier service, or (iv) the notice is received by fax or telecopier:

     To the Company:     U.S. Timberlands Services Company, L.L.C.
                         625 Madison Avenue - Suite 10-B
                         New York, New York 10022
                         Attn:     John M. Rudey
                         Facsimile No: (212) 758-4009

     To Executive:       John C. McDowell
                         12745 NE 35th Place
                         Bellevue, Washington  98005

Section  12.   General Provisions.

     12.1 Remedies on Default. In the event either party breaches this Agreement, the other party shall be entitled to pursue all remedies available at law or in equity. Except as otherwise provided herein, in the event this Agreement is breached by either party, the non-breaching party shall not terminate this Agreement without notice and a reasonable opportunity to cure such breach.

     12.2 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. Except as provided in the preceding sentence, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, administrators, successors, and permitted assigns.

     12.3 Waiver. Failure of any party at any time to require performance of any provision of this Agreement shall not limit such party's right to enforce such provision, nor shall any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. No attempted or purported waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the party to be bound.

     12.4 Amendment. This Agreement may not be modified or amended except by the written agreement of the parties.

     12.5 Severability. The agreements and covenants contained in this Agreement are severable, and in the event any of the agreements and covenants contained in this Agreement should be held to be invalid by any court or tribunal of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements and covenants were not contained herein; provided, however, that if in any legal proceeding a court shall hold unenforceable the covenants contained in Section 7 by reason of their extent or duration or otherwise, any such covenant shall be reduced in scope to the extent required by law and enforced in its reduced form.

     12.6 Integration. This Agreement contains the entire agreement and understanding of the parties with respect to the employment of Executive by the Company and supersedes all prior and contemporaneous agreements (oral or written) between them with respect to such subject matter.

     12.7 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute or breach in connection with any of the provisions of this Agreement, if Executive is the successful or prevailing party, Executive shall be entitled to recover from the Company reasonable attorneys' fees and other costs incurred by Executive in connection with that action or proceeding, and in any petition for appeal or review therefrom, in addition to any other relief to which Executive may be entitled. The Company shall reimburse Executive for the reasonable attorney's fees and expenses Executive has incurred in the negotiation of this Agreement.

     12.8 Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12.10 Survival. In the event of termination of this Agreement by either party, this Agreement shall become void and there shall be no liability on the part of Executive or the Company except to the extent such termination results from the breach by a party hereto of its obligations hereunder (in which case
Section 12.1 shall apply); provided that Sections 6.1, 6.2, 6.3, 6.4, 7, 8, 11 and 12.7 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     The Company:        U.S. TIMBERLANDS SERVICES COMPANY, L.L.C.,
                         a Delaware limited liability company


                         By:  /s/ John M. Rudey
                            --------------------------------------------------
                              Name:  John M. Rudey
                              Title:  Chairman


     Executive:               /s/ John C. McDowell
                            --------------------------------------------------
                              John C. McDowell